UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2019

Patriot Scientific Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2038 Corte Del Nogal, Suite 141

Carlsbad, CA 92011-1478

(Address of Principal Executive Offices, and Zip Code)

(760) 795-8517

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2019, Patriot Scientific Corporation (the “Company”) retained Artius Bioconsulting, a California limited liability company (“Artius”), to evaluate the potential of establishing a systems integration company that develops a technology platform based on blockchain technology that could be implemented throughout the drug development process (the “Project”) pursuant to a Consulting Agreement between the Company and Artius effective as of April 12, 2019 (the “Agreement”).

Pursuant to the Agreement, Artius will research, analyze and report its findings with respect to the Project in exchange for $151,000, payable in installments upon the completion of certain deliverables to the Company. The deliverables are due at various times over the course of eight weeks. The Company will own the Work Product (as defined in the Agreement). The Agreement has a term of four months, unless terminated earlier pursuant to its terms.

The description of the Agreement herein is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation

Date: April 15, 2019	By: /s/ Clifford L. Flowers
Clifford L. Flowers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement effective as of April 12, 2019 between Patriot Scientific Corporation and Artius Bioconsulting.

2